Exhibit 3.9

STATE OF MISSISSIPPI

Office of Secretary of State

Jackson

Certificate of Incorporation

of

BROOKWOOD MEDICAL CENTER OF GULFPORT, INC.

The undersigned as Secretary of State of the State of Mississippi, hereby certifies that duplicate originals of Articles of Incorporation for the above named corporation duly signed and verified pursuant to the provisions of the Mississippi Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this CERTIFICATE OF INCORPORATION, and attaches hereto a duplicate original of the Articles of Incorporation.

Given under my hand and Seal of Office,

this the 10th day of April,

1978.

SECRETARY OF STATE

(TO BE EXECUTED IN DUPLICATE)

ARTICLES OF INCORPORATION

OF

Brookwood Medical Center of Gulfport, Inc.

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Brookwood Medical Center of Gulfport, Inc.

SECOND: The period of its duration is 99 years

(May not exceed 99 years)

THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:

The character of the business to be transacted by the corporation and its purpose shall be the acquisition, ownership, operation, improvement and management of a general hospital and the ownership and leasing of real estate, improvement and other property and assets associated therewith and such other businesses in which it may be lawful for a Mississippi corporation to engage; provided, however, the Corporation shall not engage in the banking or insurance business.

(It is not necessary to set forth in the Articles of Incorporation any of the powers set forth in section 4 of the Mississippi Business Corporation Act).

(Use the following if the shares are to consist of one class only)

FOURTH: The aggregate number of shares which the corporation shall have authority to Issue is 7,500 of the par value of $7,500.00 Dollars ( $1.00 ) each for without par values) (par value or sales price shall not be less than $1.00 per share (if no par shares are set out, then the sales price per share, if desired)

(Use the following if the shares are divided into classes)

FOURTH: The aggregate number of shares which the corporation is authorized to issue is

                    , divided into                      classes. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class or without par value, are as follows:

Number of Shares	Class	Series (if any)	Par Value per Share or Statement That Shares are Without Par Value

The preferences, limitations and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any preferred or special class in series are as follows: (insert a statement of any authority to be vested in the board of directors to establish series and fix and determine the variations in the relative rights and preferences as between series)

Each share of capital stock shall entitle the holder thereof to one vote at any shareholders’ meeting and otherwise to participate in all such meetings. They shall be issued for such consideration as may be determined from time to time by the Board of Directors, but such consideration shall have a value not less than the par value of such shares. They may be paid for in cash or other property, tangible or intangible, or in labor or services actually performed for the Corporation

FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

SIXTH: Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

SEVENTH: The post office address of its initial registered office is

204 Hatten Building	Gulfport	Mississippi 39501
(Street and Number)	(City)	(State)

                    , and the name of its initial registered agent at such address is Knox White

EIGHTH: The number of directors constituting the initial board of directors of the corporation, which must be not less than three (3), is three and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	STREET AND POST OFFICE ADDRESS
Charles A. Speir	2000-D, Brookwood Med. Ctr. Dr., B’ham, Al. 35209

Carolyn B. Nelson	2000-D, Brookwood Med. Ctr. Dr., B’ham, Al. 35209

Margaret S. Craig	2000-D, Brookwood Med. Ctr. Dr., B’ham, Al. 35209

NINTH: The name and post office address of each incorporator is:

NAME	STREET AND POST OFFICE ADDRESS
Charles A. Speir	2000-D, Brookwood Med. Ctr. Dr., B’ham, Al. 35209

Carolyn B. Nelson	2000-D, Brookwood Med. Ctr. Dr., B’ham, Al. 35209

Margaret S. Craig	2000-D, Brookwood Med. Ctr. Dr., B’ham, Al. 35209

(Here set forth any provision, not inconsistent with law, which is desired to be set forth in the Articles: including, any provision restricting the transfers of shares or any provision required or permitted to be set forth in the by-laws)

Shares of the capital stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person, or by his duly authorized attorney, upon surrender and cancellation of the certificate or certificates properly endorsed and the payment of all taxes thereon. Every holder of shares of the corporation’s stock shall be entitled to have for each kind, class, or series of stock held, a certificate certifying the number of shares thereof held of record. The certificates of stock shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the president, vice president, or secretary upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to serve as such before such certificate issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of issue. The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issues, transfer and registration of certificates for shares of the capital stock of the corporation.

Dated , 19

Incorporators

ACKNOWLEDGMENT

STATE OF ALABAMA	}
County of JEFFERSON

This day personally appeared before me, the undersigned authority Charles A. Speir, Carolyn B. Nelson, Margaret S. Craig,                     ,                      incorporators of the corporation known as the BROOKWOOD MEDICAL CENTER OF GULFPORT, INC. who acknowledged that they signed and executed the above and foregoing articles of incorporation as their act and deed on this the                      day                 , 19

Notary Public

My Commission expires

(NOTARIAL SEAL)

Note: On all addresses the street and number must be shown if there is a street or number)